                                                                   EXHIBIT 10.25







                               PURCHASE AGREEMENT

                                  By and Among

                             HINES HOLDINGS, INC.,

                                      and

                          THE PURCHASERS NAMED HEREIN



                               December 16, 1997
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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.   Authorization and Closing..............................................  1
     1A.  Authorization of the Class A Preferred and the Warrants...........  1
     1B.  Purchase and Sale of Class A Preferred and the Warrants...........  1
     1C.  The Closing.......................................................  2

2.   Conditions of Each Purchaser's Obligation..............................  2
     2A.  Conditions of Each Purchaser's Obligations at the
            First Closing...................................................  2
     2B.  Conditions of Each Purchaser's Obligations at a
            Subsequent Closing..............................................  4

3.   Covenants..............................................................  6
     3A.  Financial Statements and Other Information........................  6
     3B.  Inspection of Property; Consultation Rights.......................  7
     3C.  Covenants.........................................................  7
     3D.  Current Public Information........................................  9
     3E.  Reservation of Common Stock.......................................  9

4.   Transfer of Restricted Securities......................................  9
     4A.  General Provisions................................................  9
     4B.  Opinion Delivery.................................................. 10
     4C.  Rule 144A......................................................... 10
     4D.  Legend Removal.................................................... 10

5.   Representations and Warranties of the Company.......................... 10
     5A.  Organization, Corporate Power and Licenses........................ 10
     5B.  Capital Stock and Related Matters................................. 11
     5C.  Subsidiaries; Investments......................................... 12
     5D.  Authorization; No Breach.......................................... 12
     5E.  Financial Statements.............................................. 12
     5F.  Absence of Undisclosed Liabilities................................ 13
     5G.  No Material Adverse Change........................................ 13
     5H.  Absence of Certain Developments................................... 13
     5I.  Litigation, etc................................................... 14
     5J.  Brokerage......................................................... 14
     5K.  Governmental Consent, etc......................................... 14
     5L.  Compliance with Laws.............................................. 15
     5M.  Affiliated Transactions........................................... 15
     5N.  Environmental Protection.......................................... 15
     5O.  ERISA............................................................. 16
     5P.  Title to Properties............................................... 17
     5Q.  Leasehold Interests............................................... 17

                                      -i-
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6.   Definitions............................................................ 17
     6A.  Definitions....................................................... 17

7.   Miscellaneous.......................................................... 21
     7A.  Expenses.......................................................... 21
     7B.  Remedies.......................................................... 21
     7C.  Legend............................................................ 22
     7D.  Registration Rights............................................... 22
     7E.  Restrictions on Transfer of Stockholder Shares.................... 24
     7F.  Sale of the Company............................................... 26
     7G.  Purchaser's Investment Representations............................ 27
     7H.  Consent to Amendments............................................. 27
     7I.  Survival of Representations and Warranties........................ 28
     7J.  Successors and Assigns............................................ 28
     7K.  Severability...................................................... 28
     7L.  Counterparts...................................................... 28
     7M.  Descriptive Headings; Interpretation.............................. 28
     7N.  Governing Law..................................................... 28
     7O.  Notices........................................................... 29
     7P.  Consideration for Warrants........................................ 29
     7Q.  Understanding Among the Purchasers................................ 29



List of Exhibits

Exhibit A   -  Articles of Incorporation
Exhibit B   -  Opinion of Counsel

List of Schedules
-----------------

Schedule of Purchasers
Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Litigation Schedule
Consents Schedule
Compliance Schedule
Affiliated Transactions Schedule

                                     -ii-
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Environmental Protection Schedule
Employee Benefit Schedule
Title to Properties Schedule
Leasehold Interests Schedule




                                     -iii-
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                              HINES HOLDINGS, INC.

                               PURCHASE AGREEMENT

          THIS AGREEMENT is made as of December 16, 1997, between Hines Holdings, Inc., a Nevada corporation (the "Company"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

          The parties hereto agree as follows:

          Section 1.    Authorization and Closing.

          1A. Authorization of the Class A Preferred and the Warrants. The Company shall authorize the issuance and sale to the Purchasers of up to 20,000 shares of its 12% Cumulative Redeemable Senior Preferred Stock, par value $.01 per share (the "Class A Preferred"), having the rights and preferences set forth in Exhibit A attached hereto, and warrants to purchase up to 595,895 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an exercise price of $.01 per share (the "Warrants").

          1B. Purchase and Sale of Class A Preferred and the Warrants.

               (i) At the First Closing (as hereinafter defined), the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Class A Preferred and the number of Warrants at the price set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto. The sale of Class A Preferred and Warrants to each Purchaser at the First Closing shall constitute a separate sale hereunder.

               (ii) At any time and from time to time during the first two years following the First Closing, and upon delivery of 15 days prior written notice to each Purchaser (a "Subsequent Closing Notice"), the Company may sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser may at its sole option purchase from the Company, all or any portion of the number of shares of Class A Preferred and the number of Warrants at the price set forth opposite such Purchaser's name on the Subsequent Closing Schedule attached hereto. Each Subsequent Closing Notice shall set forth (i) the number of shares of Class A Preferred and Warrants to be purchased by each Purchaser, (ii) the purchase price therefor, (iii) the date scheduled for the closing of such purchases and sales (a "Subsequent Closing"), and (iv) the number of shares of Class A Preferred and Warrants available for subsequent purchase and sale hereunder. The number of shares of Class A Preferred and Warrants to be purchased by the Purchasers at a Subsequent Closing (x) shall be allocated among the Purchasers as mutually determined by the Purchasers and the Company, and (y) shall be determined so that the ratio of shares of Class the ratio of shares of Class A Preferred to Warrants purchased at such Subsequent Closing shall be equal to the ratio of shares of Class A Preferred to Warrants purchased by the Purchasers at the First Closing. The sale of Class A Preferred and Warrants to each Purchaser at a Subsequent Closing shall constitute a separate sale hereunder.

          1C. The Closing. The first closing of the separate purchases and sales of the Class A Preferred and the Warrants (the "First Closing") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m. on December 16, 1997, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. Each Subsequent Closing shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, at 10:00 a.m. on the date specified in the Subsequent Closing Notice, or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the First Closing or any Subsequent Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Class A Preferred to be purchased by such Purchaser and the Warrants to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the aggregate purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to an account designated by the Company.

          Section  2.    Conditions of Each Purchaser's Obligation.

          2A. Conditions of Each Purchaser's Obligations at the First Closing The obligation of each Purchaser to purchase and pay for Class A Preferred and the Warrants at the First Closing is subject to the satisfaction as of the First Closing of the following conditions:

               (i) Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the First Closing, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the First Closing.

               (ii) Articles of Incorporation. The Company shall have duly adopted, executed and filed with the Secretary of State of Nevada a Second Amended and Restated Articles of Incorporation in the form set forth in Exhibit A hereto (the "Articles of Incorporation"). The Articles of Incorporation shall be in full force and effect as of the First Closing under the laws of Nevada and shall not have been further amended or modified.

               (iii) Sale of Class A Preferred and Warrants to Each Purchaser. The Company shall have simultaneously sold to each Purchaser the Class A Preferred and the Warrants to be purchased by such Purchaser hereunder at the First Closing and shall have received payment therefor in full.

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               (iv) Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of Class A Preferred and Warrants at the First Closing pursuant to this Agreement in compliance with such laws.

               (v) Amendment of Stockholders Agreements. The Company and the requisite parties to the Stockholders Agreement, dated as of August 4, 1995, as amended, (the "Stockholders Agreement"), among the Company, MDCP and the executives listed on Schedule I thereto (the "Executives"), shall have amended the Stockholders Agreement so as to allow the Purchasers to participate with the Executives on a pari passu basis in any piggyback registration as provided in paragraph 7D below.

               (vi) Senior Credit Facility. Simultaneously with the First Closing, Hines II, Inc. shall make borrowings under that certain Credit Agreement dated as of December 16, 1997 among Hines II, Inc., and the Lenders listed therein, in such amounts as shall be satisfactory to each Purchaser.

               (vii) Payment of Closing Fee. Simultaneously with the First Closing, the Company shall pay to Abbott Capital 1330 Investors I, LP, a closing fee in an amount equal to 2% of the aggregate purchase price to be paid by Abbott Capital 1330 Investors I, LP at the First Closing for the securities purchased hereunder.

               (viii) Opinion of the Company's Counsel. Each Purchaser shall have received from Schreck Morris, Nevada counsel for the Company, an opinion with respect to the matters set forth in Exhibit B attached hereto, which shall be addressed to each Purchaser, dated the date of the First Closing and in form and substance reasonably satisfactory to each Purchaser.

               (ix) Closing Documents. The Company shall have delivered to each Purchaser all of the following documents:

                    (a) an Officer's Certificate, dated the date of the First
               Closing, stating that the conditions specified in paragraphs 2A(i) through 2A(vi), inclusive, have been fully satisfied;

                    (b) certified copies of (x) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contem plated hereby, the filing of the Articles of Incorporation, the issuance and sale of the Class A Preferred, the issuance and sale of the Warrants, the reservation for issuance upon exercise of the Warrants of an aggregate of 595,895 shares of Common Stock and the consummation of all other

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               transactions contemplated by this Agreement, and (y) the
               resolutions duly adopted by the Company's stockholders adopting the Articles of Incorporation;

                    (c) certified copies of the Articles of Incorporation and
               the Company's bylaws, each as in effect at the First Closing; and

                    (d) copies of all third party and governmental consents,
               approvals and filings required in connection with the transactions to be consummated at the First Closing (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

               (x) Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the First Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

               (xi) Waiver. Any condition specified in this Section 2A may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

          2B. Conditions of Each Purchaser's Obligations at a Subsequent Closing. The obligation of each Purchaser to purchase and pay for Class A Preferred and Warrants at a Subsequent Closing is subject to the satisfaction as of such Subsequent Closing of the following conditions:

               (i) Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof (as modified by the Subsequent Closing Disclosure Schedules) shall be true and correct in all material respects at and as of such Subsequent Closing, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to such Subsequent Closing.

               (ii) Articles of Incorporation. The Articles of Incorporation shall be in full force and effect as of the Subsequent Closing under the laws of Nevada and shall not have been further amended or modified.

               (iii) Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of Class A Preferred and Warrants at such Subsequent Closing pursuant to this Agreement in compliance with such laws.

               (iv) No Material Adverse Effect. There shall have occurred no event which could reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole.

               (v) Senior Credit Facility. Simultaneously with such Subsequent Closing, Hines II, Inc. shall make borrowings under that certain Credit Agreement dated as of December 16, 1997 among Hines II, Inc., and the Lenders listed therein in such amounts as shall be satisfactory to each Purchaser.

               (vi) Payment of Closing Fee. Simultaneously with such Subsequent Closing, the Company shall pay to Abbott Capital 1330 Investors I, LP, a closing fee in an amount equal to 2% of the aggregate purchase price to be paid by Abbott Capital 1330 Investors I, LP at such Subsequent Closing for the securities purchased hereunder.

               (vii) Closing Documents. The Company shall have delivered to each Purchaser all of the following documents:

                    (a) a "Subsequent Closing Disclosure Schedule," dated the
               date of such Subsequent Closing, setting forth any event, fact, circumstance or occurrence which came into existence after the date of the most recent closing hereunder and would have been required to be disclosed on the schedules hereto had such event, fact, circumstance or occurrence been in existence on the date of such closing; the parties hereto acknowledge and agree that any matter described in any Subsequent Closing Disclosure Schedule shall not be deemed to constitute a breach of any representation or warranty contained herein;

                    (b) an Officer's Certificate, dated the date of such
               Subsequent Closing, stating that the conditions specified in paragraphs 2B(i) through 2B(v), inclusive, have been fully satisfied;

                    (c) copies of all third party and governmental consents,
               approvals and filings required in connection with the transactions to be consummated at such Subsequent Closing (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

               (viii) Proceedings. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Subsequent Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

               (ix) Waiver. Any condition specified in this Section 2B may be waived if consented to by each Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

          Section 3.  Covenants.

          3A. Financial Statements and Other Information. The Company shall deliver to each Purchaser (so long as such Purchaser holds any Class A Preferred):

               (i) as soon as available but in any event within 45 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the corresponding period in the preceding fiscal year and to the budget described in clause (iii) below, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

               (ii) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with United States generally accepted accounting principles, consistently applied, and accompanied by, with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing;

               (iii) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets); and

(iv) within 10 days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed.

Each of the financial statements referred to in subparagraph (i) and (ii) shall present fairly in all material respects the financial condition and results of operations as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments. Notwithstanding the foregoing, the provisions of this paragraph 3A shall cease to be effective so long as the Company is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements. Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under paragraph 3A or 3B shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder.

          3B. Inspection of Property; Consultation Rights. The Company shall permit any representatives designated by any Purchaser (so long as such Purchaser holds any equity securities of the Company) upon reasonable notice and during normal business hours to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any such holder of Class A Preferred to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons. Each Purchaser shall have the right to consult with and advise the officers of the Company with respect to the management of the Company and its Subsidiaries including, without limitation, with regard to the slate of nominees submitted to the shareholders of the Company for election to the Company's board of directors, the appointment of senior officers, the consummation of any material transaction or change in the business of the Company, and any Purchaser shall be entitled, from time to time, to make proposals, recommendations and suggestions to the Company regarding the business and affairs of the Company and its Subsidiaries, and the Company shall consider in good faith any such legitimate proposal; provided that nothing contained herein shall obligate the Company or its Subsidiaries to adopt or implement any such proposal, recommendation or suggestion.

          3C. Covenants. So long as any of the Class A Preferred remains outstanding, the Company shall, and shall cause each Subsidiary to:

          (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits required for the conduct of its businesses, except where the failure to so maintain, preserve or renew would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, properties and prospects of the Company and its Subsidiaries taken as a whole;

          (ii) maintain and keep its material properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly conducted in all material respects at all times;

          (iii) pay and discharge when payable all material taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all material claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole;

          (vi) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied;

          (vii) refrain from entering into any transaction with any Purchaser or any Affiliate thereof, except on an arms-length basis or as approved by a majority of the disinterested members of the Company's board of directors; and

          (viii) without the consent of the holders of a majority of the Class A Preferred then outstanding, the Company shall not authorize, issue or enter into any agreement providing for the issuance of (whether directly or upon conversion or exercise of any other securities) (1) any shares of Class A Preferred except as contemplated by this Agreement or (2) any shares of capital stock which are senior to or on a parity with the Class A Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise.

          3D. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to
(i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

          3E. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants, and prior to consummation of the Company's initial Qualified Public Offering shall reserve for issuance all shares of Common Stock issuable upon conversion of the Class A Preferred pursuant to the terms of the Articles of Incorporation. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all Liens. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

          Section  4.    Transfer of Restricted Securities.

          4A. General Provisions. Except as provided in paragraph 7E below, the Class A Preferred and Warrants purchased by each Purchaser hereunder are only transferrable by any Purchaser to its Affiliates or if a Purchaser is a limited partnership as a distribution to its limited partners upon the dissolution thereof; provided that such Affiliate or limited partner agrees to be bound in all respects by the provisions hereof, including, without limitation, restrictions on transfer. Notwithstanding the foregoing, in connection with the dissolution of any Purchaser, such Purchaser shall be entitled, not more than nine months prior to the anticipated date of dissolution and upon 30 days prior written notice to the Company to sell all, but not part only, of the Class A Preferred and Warrants purchased by it hereunder to one or more third parties reasonably acceptable to the Company. Subject to the preceding sentences, the shares of Underlying Common Stock are trans ferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the conditions specified in paragraph 4B below, any other legally available means of transfer.

          4B. Opinion Delivery. In connection with the permitted transfer of any Restricted Securities (other than a transfer described in paragraph 4A(i) or (ii) above or paragraph 7E below), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reason able satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7C.

          4C. Rule 144A. Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

          4D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k) and such transfer is otherwise permitted hereunder, the Company shall, upon the request of the holder of such Restricted Securities, promptly remove the legend set forth in paragraph 7C from the certificates for such Restricted Securities.

          Section 5. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Class A Preferred and the Warrants hereunder, the Company hereby represents and warrants that:

          5A. Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Articles of Incorporation, a copy of which is attached hereto as Exhibit A, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

          5B. Capital Stock and Related Matters.

               (i) As of the First Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 22,050,000 shares of preferred stock, of which 50,000 shares shall be designated as 12% Cumulative Redeemable Senior Preferred Stock (39,500 of which shall be issued and outstanding) and 22,000,000 shares shall be designated as 12% Cumulative Redeemable Junior Preferred Stock, 20,847,986 of which shall be issued and outstanding) and (b) 30,000,000 shares of Common Stock, of which 10,492,014 shares shall be issued and outstanding and 1,113,051 shares shall be reserved for issuance upon exercise of warrants. As of the First Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Class A Preferred and Warrants and except as set forth on the attached "Capitalization Schedule." As of the First Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Articles of Incorporation. As of the First Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable. The 595,895 shares of Common Stock issuable upon exercise of all of the Warrants which may be purchased hereunder (if issued on the date hereof) represent 5% of the fully dilluted shares of Common Stock after giving effect to the issuance of any shares of Common Stock required under any agreement set forth on the Capitalization Schedule other than shares issuable upon conversion of any promissory note.

               (ii) There are no contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Class A Preferred or the Warrants hereunder or the issuance of the Common Stock upon exercise of the Warrants. Assuming the accuracy of each Purchaser's representations and warranties made hereunder, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Class A Preferred or the Warrants hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, except as set forth on the Capitalization Schedule, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, contractual preemptive rights or proxies relating to any securities of the Company or any of its Subsidiaries (whether or not the Company or any of its Subsidiaries is a party thereto). Each Purchaser shall receive title to the Class A Preferred and the Warrants purchased by it hereunder free and clear of all taxes and Liens other than Liens created by such Purchaser.

          5C. Subsidiaries; Investments. The attached "Subsidiary Schedule" lists each of the Company's Subsidiaries. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and is qualified to do business in every jurisdiction in which the failure to so qualify has had or would reasonably be expected to have a material adverse effect on the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company or another Subsidiary free and clear of any Liens other than Liens arising under agreements pertaining to the Company's existing indebtedness, and are not subject to any option or right to purchase any such shares. Except for the Subsidiaries listed on the Subsidiary Schedule, the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

          5D. Authorization; No Breach. The execution, delivery and performance of this Agreement and the Warrants, and the filing of the Articles of Incorporation have been duly authorized by the Company. This Agreement, the Warrants and the Articles of Incorporation each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on the attached "Restrictions Schedule," and except where such fact or circumstance is not reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole or the ability of the Company to fulfill its obligations to the Purchasers under this Agreement, the Warrant or the Articles of Incorporation, the execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Class A Preferred and the Warrants hereunder, the issuance of the Common Stock upon exercise of Warrants or conversion of the Class A Preferred, the filing of the Articles of Incorporation, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the Articles of Incorporation or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

          5E. Financial Statements. Attached hereto as the "Financial Statements Schedule" are the following financial statements:

          (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995 and December 31, 1996, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended; and

          (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of October 31, 1997 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the ten-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) presents fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles applied on a consistent basis as of the dates and for the periods set forth therein, except in the case of unaudited financial statements, for the absence of footnote disclosures and subject to normal year-end adjustments.

          5F. Absence of Undisclosed Liabilities. Except as set forth on the attached "Liabilities Schedule," the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the First Closing, or any action or inaction at or prior to the First Closing, or any state of facts existing at or prior to the First Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities arising under agreements, contracts, leases, licences and other arrangements,
(iii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business and are not reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole and (iv) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5G. No Material Adverse Change. Except as set forth on the attached "Adverse Change Schedule," since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

          5H. Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on the attached "Developments Schedule," since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary have:

               (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

               (b) declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

               (c) mortgaged or pledged any of its material properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable and Liens arising in the ordinary course of business;

               (d) sold, assigned or transferred any of its material assets, except in the ordinary course of business, or canceled any material debts or claims;

               (e) suffered any material extraordinary losses;

               (f) made any Investment in or taken steps to incorporate any Subsidiary; or

               (g) entered into any other material transaction other than in the ordinary course of business.

          5I. Litigation, etc. Except as set forth on the attached "Litigation Schedule," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instru mentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement), which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole.

          5J. Brokerage. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5K. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "Consents Schedule" and except as expressly contemplated herein or in the exhibits hereto.

          5L. Compliance with Laws. Except as set forth on the attached "Compliance Schedule," neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has received notice of any such violation.

          5M. Affiliated Transactions. Except as set forth on the attached "Affiliated Transactions Schedule," no Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any material agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary.

          5N. Environmental Protection. Except as set forth on the attached "Environmental Protection Schedule" or as would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, properties or prospects of the Company and its Subsidiaries taken as a whole: (a) the Company has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise in violation of applicable Environmental Laws (as defined below); (b) the Company, the operation of its business, and any real property that the Company owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws and lawful orders or directives of any governmental authorities having jurisdiction under such Environmental Laws; (c) the Company has not received any citation, directive, letter or other written communication, or any notice of any proceeding, claim or lawsuit, from any Person arising under applicable Environmental Laws out of the ownership or occupation of the Premises, or the conduct of its operations; (d) the Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals; (e) the Company has not caused or allowed a release, or a threat of release, of any Hazardous Substance on, under, within, at or near the Premises, and, to the Company's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance; (f) there are not now nor have there ever been any underground storage tank systems or related piping for Hazardous Substances, active or abandoned, at the Premises. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. as
enacted and in effect on or prior to the Closing Date.   For purposes of this
Agreement, the term "Hazardous Substances" shall mean all hazardous or toxic materials, wastes and pollutants, including, without limitation, oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde, pesticides, fertilizers and any other materials classified as hazardous, biohazardous, radioactive or toxic under any Environmental Laws. This Section 5N constitutes the sole and exclusive representation and warranty of the Company with respect to environmental, health and safety matters including, without limitation, any arising under or relating to Environmental Laws.

           5O. ERISA. Except as set forth on the "Employee Benefits Schedule" attached hereto:

          (a) to the knowledge of the Company, no Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA and neither the Company nor its Affiliates have incurred any material liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that has not been satisfied in full;

          (b) to the knowledge of the Company, no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan which could subject the Company to any material liability;

          (c) the United States Internal Revenue Service has determined that each Employee Plan that is intended to be qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), is so qualified and the Company is not aware of any event or circumstance that would adversely effect such determination;

          (d) all contributions and payments under each Employee Plan and Benefit Arrangement which are due have been paid and if not yet due have been properly accrued;

          (e) to the knowledge of the Company, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code;

          (f) to the knowledge of the Company, no tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code;

          (g) to the knowledge of the Company, with respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code;

          (h) no employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby; and

          (i) to the knowledge of the Company, the Company does not have, nor is it reasonably expected to have, any liability under Title IV of ERISA.

          5P. Title to Properties. The Company and its subsidiaries have good, clear and marketable title to their respective material properties and assets reflected on the Latest Balance Sheet or acquired by them since the date of the Latest Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet), and all such properties and assets are free and clear of all Liens except for Permitted Encumbrances. Except as set forth on the "Title to Properties Schedule," the Company and its Subsidiaries have not received written notice of any condemnation, environmental, zoning or other land use regulation proceedings or any special assessment proceedings, which if determined adversely to the Company or its Subsidiaries would reasonably be expected to materially and adversely affect the financial condition, results of operations, properties, assets and prospects of the Company and its Subsidiaries taken as a whole.

          5Q. Leasehold Interests. Except as set forth on the "Leasehold Interests Schedule," (i) each lease or agreement to which the Company is a party under which it is a lessee of any material property, real or personal, is a valid and subsisting agreement, duly authorized and entered into, without any default of the Company thereunder and, to the Company's knowledge, without any default thereunder of any other party thereto, (ii) to the Company's knowledge, no event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto and (iii) to the Company's knowledge, the Company's possession of such property has not been disturbed and the Company has not received written notice of any claim asserted against the Company adverse to its rights in such leasehold interests.

          Section 6.  Definitions.

          6A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

          "Benefit Arrangement" means each employment, severance or other similar contract, arrangement of policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company or any of its Subsidiaries.

          "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company, or (B)(i) is subject to any provision of Title IV or ERISA and (ii) is maintained or contributed to by any of the Company's ERISA Affiliates.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

          "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5%, on a fully-diluted basis, of the Company's voting capital stock (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

          "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Liens" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

          "MDCP" means Madison Dearborn Capital Partners, L.P., a Delaware limited partnership.

          "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

          "Permitted Encumbrances" shall mean (i) minor imperfections of title, if any, none of which materially detracts from the value or impairs the use of any such asset subject thereto, (ii) lessor's, materialmen's, mechanics', warehousemen's, carriers', repairmen's or other like liens arising in the ordinary course of business for amounts not yet due and which are not in the aggregate material to the Company and its Subsidiaries, (iii) liens for current taxes, assessments or other governmental charges not yet due, (iv) statutory liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, and similar obligations which are not yet delinquent and (v) liens or encumbrances arising or existing under the Company's and its Subsidiaries existing credit facilities.

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Qualified Public Offering" means the sale in an underwritten public offering registered under the Securities Act of shares of the Company's Common Stock having an aggregate offering value of at least $10 million.

          "Registrable Securities" means (i) any Common Stock issued upon the conversion of any Class A Preferred issued pursuant to this Agreement or otherwise acquired by any Purchaser, (ii) any Common Stock issued upon the exercise of the Warrants and (iii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

          "Restricted Securities" means (i) the Class A Preferred issued hereunder, (ii) the Class A Preferred Stock of the Company outstanding prior to the purchase and sale of Class A Preferred contemplated by this Agreement, (iii) the Warrants issued hereunder, (iv) the Common Stock issued upon conversion of Class A Preferred or upon exercise of the Warrants and (v) any securities issued with respect to the securities referred to in clauses (i), (ii), (iii) or (iv) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7C have been delivered by the Company in accordance with paragraph 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7C.

          "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" means the United States Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Stockholder Shares" means (i) any Class A Preferred purchased hereunder or otherwise acquired by any Purchaser, (ii) any Common Stock issued or issuable directly or indirectly upon conversion of any Class A Preferred,
(iii) any Common Stock issued or issuable directly or indirectly upon exercise of the Warrants and (iv) any Common Stock or Class A Preferred issued or issuable with respect to the securities referred to in clauses (i), (ii) and
(iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

          "Subsequent Closing Disclosure Schedule" has the meaning set forth in
Section 2B.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Underlying Common Stock" means (i) the Common Stock issued or issuable upon conversion of the Class A Preferred or upon exercise of the Warrants and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Class A Preferred or Warrants shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Class A Preferred or exercise of the Warrants in connection with the transfer thereof or otherwise regardless of any restriction or limitation on the conversion of the Class A Preferred or exercise of the Warrants. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

          Section 7.  Miscellaneous.

          7A. Expenses. The Company shall pay, and hold each Purchaser harmless against liability for the payment of, (i) the reasonable expenses of such Purchaser and its agents incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this hereby including, without limitation, the reasonable fees and expenses of each Purchaser's special counsel, and reimbursement or payment therefor shall be made at the First Closing, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Articles of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company);
(iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Class A Preferred or any shares of Common Stock issuable upon conversion of Class A Preferred; and (iv) the fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Articles of Incorporation.

          7B. Remedies. Each holder of Class A Preferred and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Articles of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7C. Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

     "The securities represented by this certificate were originally issued on _________, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of December 16, 1997 and as amended and modified from time to time, between the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

          7D. Registration Rights.

          (i) At any time more than 180 days following a Qualified Public Offering, the holders of Registrable Securities may request up to two registrations under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 or any similar short-form registration ("Short-Form Demand Registrations") if available; provided that the aggregate offering value of the securities so registered (net of all underwriting discounts and sales commissions) is at least $3,000,000. Each request for a Short-Form Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration on a pro-rata basis all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (ii) Whenever the Company proposes to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act (other than a registration statement on Form S-8 or Form S-4 or successor forms thereto) and the registration form to be used may be used for the registration of shares of Registrable Securities, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the provisions of this paragraph 7D, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion within 30 days after the receipt of the Company's notice (a "Piggyback Registration").

          (iii) If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that in its opinion the number of shares requested to be included in such registration exceeds the number of shares which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration together with the other securities requested to be included in such registration by stockholders exercising contractual piggyback registration rights, pro rata among the holders of Registrable Securities and such other holders on the basis of the number of shares requested to be included therein by each holder.

          (iv) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities and the managing underwriter advises the Company that in its opinion the number of shares requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders initiating the registration together with the other securities requested to be included in such registration by stockholders exercising contractual rights to participate on a pro rata basis with the initiating holder in any piggyback registration

(ii) second, the Registrable Securities requested to be included in such registration together with the other securities requested to be included in such registration by stockholders exercising other contractual piggyback registration rights, pro rata among the holders of Registrable Securities and such other holders on the basis of the number of shares requested to be included therein by each holder.

          (v) The Company shall bear the costs of (i) Short-Form Demand Registrations and Piggyback Registrations pursuant to this paragraph 7D, and
(ii) each proposed registration which is initiated as a Short-Form Demand Registration or Piggyback Registration, in each case including the reasonable fees and expenses of one counsel for the selling holders of Registrable Securities but excluding any underwriting discounts or commissions on the sale of Registrable Securities or the fees and expenses of any additional counsel retained by the selling holders of Registrable Securities. The Company shall, and as a condition to the inclusion of Registrable Securities of any holder in any registration, such holder shall, execute an underwriting agreement or similar agreement in a form reasonably acceptable to the Company and the underwriter(s), if any, for such offering containing customary indemnification and holdback provisions and provisions obligating the selling holders of Registrable Securities to supply customary information for inclusion in the registration statement. Notwithstanding the foregoing, (i) no holder of Registrable Securities shall be required to incur indemnification obligations in excess of the net proceeds received by such holder pursuant to such registration or that relate to information not supplied by such holder for inclusion in the registration statement, and (ii) the Company shall indemnify each holder of Registrable Securities with respect to liabilities arising from such registration statement other than as a result of information supplied by such holder of Registrable Securities for inclusion therein.

          (vi) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Short-Form Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration) if so requested by the underwriters managing the registered public offering.

          (vii) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Short-Form Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or dis tribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

          7E. Restrictions on Transfer of Stockholder Shares.

          (i) Transfer of Stockholder Shares. No holder of Stockholder Shares, or in the case of MDCP any Stockholder Shares or other shares of Common Stock, shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in Stockholder Shares (a "Transfer"), except pursuant to the provisions of this paragraph 7E or pursuant to a Sale of the Company or a Public Sale. No holder of Stockholder Shares shall consummate any Transfer (other than pursuant to a Public Sale or a Sale of the Company) until 30 days after the later of the delivery to the Company and the other holders of Stockholder Shares of such Person's Sale Notice (if any), unless the parties to the Transfer have been finally determined pursuant to this paragraph 7E prior to the expiration of such 30-day period (the "Election Period"). So long as any Class A Preferred is outstanding, MDCP shall not Transfer any shares of capital stock of the Company which are neither Stockholder Shares nor shares of Common Stock without the prior written consent of the holders of a majority of Stockholder Shares other than Stockholder Shares held by MDCP.

          (ii) Participation Rights. At least 30 days prior to any Transfer of Stockholder Shares (other than pursuant to a Public Sale or Sale of the Company), the holder of Stockholder Shares, or in the case of MDCP any Stockholder Shares or other shares of Common Stock, making such Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the other holders of Stockholder Shares of the same class or series as the shares of capital stock of the Company which the Transferring Stockholder proposes to transfer (the "Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s), the class or series of Stockholder Shares to be transferred, the number of shares to be transferred and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, the Transferring Stockholder and such Other Stock holders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of such class or series equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares of such class or series owned by such Person by the aggregate percentage of Stockholder Shares of such class or series owned by the Transferring Stockholder and the Other Stockholders participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.

     For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares of a certain class or series by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30% of all Stockholder Shares of such class or series and if one Other Stockholder elects to participate and owns 20% of all Stockholder Shares of such class or series, the Transferring Stockholder would be entitled to sell 60 such shares (30% / 50% x 100 shares) and the Other Stockholder would be entitled to sell 40 such shares (20% / 50% x 100 shares).

Each Transferring Stockholder shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Other Stockholders in any contemplated Transfer, and no Transferring Stockholder shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Other Stockholders. Each Stockholder transferring Stockholder Shares pursuant to this paragraph 7E(ii) shall pay its pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the holders of Stockholder Shares in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of shares of capital stock to be sold) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular holder of Stockholder Shares such as indemnification with respect to representations and warranties given by a holder of Stockholder Shares regarding such holder's title to and ownership of Stockholder Shares; provided that no holder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer). In the event any Transfer by MDCP of shares of capital stock of the Company gives any Person participation rights similar to those set forth in this paragraph 7E under any agreement entered into prior to the date hereof by and between the Company, MDCP and such other Person, each Purchaser acknowledges and agrees that such participation rights shall reduce (pro-rata based upon the number of Stockholders Shares held) the number of shares of capital stock of the Company otherwise to be Transferred by such Purchaser in accordance with the provisions of this paragraph 7E.

          (iii) Permitted Transfers. The restrictions set forth in this paragraph 7E shall not apply with respect to any Transfer of Stockholder Shares by any holder of Stockholder Shares among its Affiliates (collectively referred to herein as "Permitted Transferees"); provided that the restrictions contained in this paragraph 7E shall continue to be applicable to the Stockholder Shares after any such Transfer; and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred.

          (iv) Termination of Restrictions. The provisions of this paragraph 7E shall terminate upon completion of a Qualified Public Offering.

          7F. Sale of the Company.

          (i) If the board of directors of the Company, and holders of at least a majority of all Common Stock outstanding approve a Sale of the Company (the "Approved Sale"), the holders of Underlying Common Stock shall consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, the holders of Underlying Common Stock (determined as of the date of the consummation of the Approved Sale) shall agree to sell all shares of Underlying Common Stock on the terms and conditions so approved. The holders of Underlying Common Stock shall take all necessary and desirable actions in connection with the consummation of the Approved Sale.

          (ii) Upon the consummation of the Approved Sale, each holder of Underlying Common Stock shall receive the form and amount of consideration as set forth in subparagraph (v) below.

          (iii) The holders of Underlying Common Stock shall bear their pro-rata share (based upon the number of shares sold) of the costs of any sale of Underlying Common Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Underlying Common Stock and are not otherwise paid by the Company or the acquiring party. Costs incurred by holders of Underlying Common Stock on their own behalf shall not be considered costs of the transaction hereunder. In addition, each Person transferring Underlying Common Stock pursuant to this paragraph 7F shall be obligated to join on a pro rata basis (based on the number of shares of Underlying Common Stock to be transferred) in any indemnification or other obligations that the Board agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Person such as indemnification with respect to representations and warranties given by a Person regarding such Person's title to and ownership of Underlying Common Stock); provided that no holder shall be obligated in connection with such transaction to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such transaction.

          (iv) The provisions of this paragraph 7F shall terminate upon the completion of a Qualified Public Offering.

          (v) In the event of a Sale of the Company, each holder of Underlying Common Stock shall receive in exchange for all of its Underlying Common Stock, the same portion of the aggregate consideration from such transaction that such holder of Underlying Common Stock would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's Articles of Incorporation as in effect immediately prior to such transaction. Each holder of Underlying Common Stock shall take all necessary or desirable actions in connection with the allocation and distribution of the aggregate consideration from such transaction as reasonably requested by the Company in order to effectuate the provisions of this paragraph 7F.

          7G. Purchaser's Investment Representations. Each Purchaser hereby represents and warrants to the Company as follows: (i) this Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a valid and legally binding obligation of such Purchaser enforceable in accordance with its terms, (ii) the execution, delivery and performance of this Agreement by Purchaser does not conflict with, violate or result in the breach of any agreement, instrument, order, judgement, decree, law or governmental regulation to which such Purchaser is a party or by which it is bound, (iii) Purchaser is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act and has substantial experience in evaluating and investing in similar private placement transactions, is capable of evaluating the merits and risks of this investment in the Company and has the capacity to protect its own interests, (iv) Purchaser understands and acknowledges that the purchase of Class A Preferred and Warrants hereunder represents a speculative investment, and that Purchaser is able, without impairing its financial condition, to hold such investment for an indefinite period of time and/or to suffer a complete loss of such investment, (v) Purchaser is acquiring the Restricted Securities purchased hereunder for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, and (vi) Purchaser is aware of and has investigated the Company's business, management and financial condition, has had a satisfactory opportunity to ask questions of, and receive answers from, agents and employees of the Company concerning the business of the Company and the terms and conditions of this transaction and has had access to such other information about the Company as Purchaser deemed necessary or desirable to reach an informed and knowledgeable decision to purchase Class A Preferred and Warrants.

          7H. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the outstanding Class A Preferred purchased hereunder; provided that if no Class A Preferred purchased hereunder is outstanding, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, only if the Company has obtained the written consent of the holders of at least a majority of the Underlying Common Stock; provided further, that no amendment shall be enforceable against one holder of Stockholder Shares without also being enforceable against all other holders of Stockholder Shares. In exercising its rights hereunder, the Company shall exercise such rights in the same manner with respect to each holder of Class A Preferred, Warrants or Underlying Common Stock, as applicable. The Company shall not enter into any other agreement or conduct any course of dealing which alters the rights or obligations of any holder of Class A Preferred, Warrants or Underlying Common Stock, without first offering to each other holder of Class A Preferred, Warrants or Underlying Common Stock, as applicable, the opportunity to enter into such agreement or course of dealing. No other course of dealing between the Company and the holder of any Class A Preferred, Warrant or Underlying Common Stock or any delay in exercising any rights hereunder or under the Articles of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Class A Preferred or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

          7I. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of one year, regardless of any investigation made by any Purchaser or on its behalf.

          7J. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          7K. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          7L. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          7M. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

          7N. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

          7O. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

                    Hines Holdings, Inc.
                    12621 Jeffrey Road
                    Irvine, California  92720
                    Attention:  President

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          7P. Consideration for Warrants. The Purchasers and the Company acknowledge and agree that as of the date hereof the fair market value of the maximum number of shares of Class A Preferred which may be issued hereunder is $19,170,000 and the fair market value of the maximum number of shares of Common Stock issuable upon exercise of the Warrants which may be issued hereunder is $830,000 and that, for all purposes (including tax and accounting), the consideration for the issuance of the Warrants shall be allocated by each Purchaser and the Company as set forth on the Schedule of Purchasers attached hereto. Each Purchaser and the Company shall file their respective federal, state and local tax returns in a manner which is consistent with such valuation and allocation and shall not take any contrary position with any taxing authority.

          7Q. Understanding Among the Purchasers. The determination of each Purchaser to purchase the Class A Preferred pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                    HINES HOLDINGS, INC.


                                    By: /s/ Paul R. Wood
                                    Its: President



                                    PURCHASERS


                                    ABBOTT CAPITAL 1330
                                    INVESTORS I, LP

                                    By: ABBOTT CAPITAL 1330
                                        GENPAR I, LLC

                                    Its:  General Partner

                                    By: signature illegible
                                    Its:  Manager


                                    MADISON DEARBORN CAPITAL PARTNERS, L.P.

                                    By:  MADISON DEARBORN PARTNERS, L.P.
                                    Its:  General Partner

                                    By:  MADISON DEARBORN PARTNERS, INC.
                                    Its:   General Partner

                                    By:  /s/ Paul R. Wood

                                    Its: Managing Director

                            SCHEDULE OF PURCHASERS
                            ----------------------

                                                        Total        No. of
                                            No. of     Purchase      Shares
                                            Shares      Price       issuable
                                              of         for          upon       Purchase
               Names and                    Class A    Class A     Exercise of  Price for
               Addresses                   Preferred  Preferred      Warrant     Warrant
               ---------                   ---------  ----------   -----------  ---------
Madison Dearborn Capital Partners, L.P.        3,500  $3,354,750       104,282   $145,250
Three First National Plaza
Suite 3800
Chicago, IL 60602
Attention:  Paul R. Wood

Abbott Capital 1330 Investors I, LP            6,000  $5,751,000       178,769   $249,000
c/o Abbott Capital Management, LLC
1330 Avenue of the Americas, Suite 2800
Attn: Thomas W. Hallagan
                                               -----  ----------       -------   --------
TOTAL                                          9,500  $9,105,750       283,051   $394,250


                          SUBSEQUENT CLOSING SCHEDULE
                          ---------------------------

                                                        Total         No. of
                                            No. of    Purchase        Shares
                                            Shares      Price        issuable
                                              of         for           upon      Purchase
                Names and                   Class A    Class A      Exercise of  Price for
                Addresses                  Preferred  Preferred       Warrant     Warrant
                ---------                  ---------  ---------     -----------  ---------
Madison Dearborn Capital Partners, L.P.        1,500  $ 1,437,750        44,692   $ 62,250
Three First National Plaza
Suite 3800
Chicago, IL 60602
Attention:  Paul R. Wood

Abbott Capital 1330 Investors I, LP            9,000  $ 8,626,500       268,152   $373,500
c/o Abbott Capital Management, LLC
1330 Avenue of the Americas, Suite 2800
Attn: Thomas W. Hallagan
                                              ------  -----------      --------   --------
TOTAL                                         10,500  $10,064,250       312,845   $435,750